Exhibit 1



                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class BCommon Stock, $.10 par value per share, of Bel Fuse Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 9th day of October, 2001.

                                            EQSF ADVISERS, INC.

                                            By:/s/ MARTIN J. WHITMAN
                                            --------------------------
                                            Martin J. Whitman
                                            Chairman, President and Chief
                                            Executive Officer

                                            M.J. WHITMAN ADVISERS, INC.

                                            By:/s/ MARTIN J. WHITMAN
                                            --------------------------
                                            Martin J. Whitman
                                            Chairman and Chief Executive Officer

                                            /s/   MARTIN J. WHITMAN
                                            --------------------------
                                             Martin J. Whitman